Exhibit 99.1

Company Contact:	Investor Contact:
Bradley E. Larson	David Doty
Chief Executive Officer	Chief Financial Officer
www.rmxholdings.com	www.rmxholdings.com

FOR IMMEDIATE RELEASE

     RMX Holdings, Inc. Announces Special Cash Dividend
          PHOENIX, ARIZONA, August 6, 2010 . . . RMX HOLDINGS, INC. (NYSE Amex: RMX) announced today that the Board of Directors of RMX Holdings, Inc. (the “Company”) has declared a special cash dividend of $1.32 per share of common stock payable on August 23, 2010 to shareholders of record on August 16, 2010.
About RMX Holdings, Inc.
     The Company formerly provided ready-mix concrete products to the construction industry since 1997, but has no active business operations at this time. On April 1, 2010, the Company completed an asset sale for substantially all of its assets.
Forward-Looking Statements
     Statements regarding the evaluation of strategic options, any transaction, including the timing or effects thereof, change in or continuation of current business plan, increase in stockholder value, as well as any other statements that are not historical facts in this press release are forward-looking statements. Such forward-looking statements are based on current expectations and actual results or future events may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: results of the Board’s evaluation of strategic alternatives; the ability to obtain Board and stockholder approvals of any proposed transaction; customary conditions to the closing of any proposed transaction; national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; acquisition and location development risks; potential environmental and other liabilities; and other factors affecting the construction industry generally. For further discussion of certain factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2009, and other subsequent filings by the Company with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
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4602 East Thomas Road • Phoenix, Arizona 85018 • (602) 249-5814 • Fax (602) 437-1682